Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2025 RESULTS

Highlights
•Net sales decreased 3 percent to $1,917 million; in local currency and excluding divestitures, net sales decreased 2 percent
•Operating profit margin decreased 220 basis points to 15.8 percent; adjusted operating profit margin decreased 190 basis points to 16.3 percent
•Earnings per share was $0.90; adjusted earnings per share decreased 10 percent to $0.97
•Repurchased 1.8 million shares for $124 million
•Expect 2025 earnings per share in the range of $3.84 - $3.89 per share, and on an adjusted basis, $3.90 - $3.95 per share

LIVONIA, Mich. (October 29, 2025) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter 2025 results.

2025 Third Quarter Results
•On a reported basis, compared to the third quarter 2024:
•Net sales decreased 3 percent to $1,917 million; in local currency and excluding divestitures, net sales decreased 2 percent
◦Plumbing Products’ net sales increased 2 percent; in local currency net sales increased 1 percent
◦Decorative Architectural Products’ net sales decreased 12 percent; in local currency and excluding divestitures, net sales decreased 6 percent
◦In local currency, North American sales decreased 6 percent and International sales were in line with prior year
•Gross margin decreased 240 basis points to 34.2 percent from 36.6 percent
•Operating profit decreased 15 percent to $303 million from $357 million
•Operating margin decreased 220 basis points to 15.8 percent from 18.0 percent
•Net income increased 17 percent to $0.90 per share, compared to $0.77 per share
•Compared to third quarter 2024, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin decreased 210 basis points to 34.6 percent from 36.7 percent
•Operating profit decreased 13 percent to $312 million from $360 million
•Operating margin decreased 190 basis points to 16.3 percent from 18.2 percent
•Net income decreased 10 percent to $0.97 per share, compared to $1.08 per share
•Liquidity at the end of the third quarter was $1,559 million (including availability under our revolving credit facility)
“During the third quarter, we continued to navigate through a dynamic geopolitical and macroeconomic environment. While the near-term market conditions remained a headwind to our business, our teams continued to focus on execution to grow share and drive long-term success,” said Masco President and CEO, Jon Nudi. “We delivered adjusted operating profit of $312 million and adjusted earnings per share of $0.97 during the quarter. Additionally, our capital allocation strategy enabled us to return $188 million to shareholders through dividends and share repurchases.”
“For the full year, we now anticipate our 2025 adjusted earnings per share to be in the range of $3.90 to $3.95, compared to our previous expectation of $3.90 to $4.10,” continued Nudi. “We remain committed to leveraging the strength of our industry leading brands, innovative product portfolio, and unmatched customer service, and we believe Masco is well positioned to continue to deliver long-term shareholder value.”

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.31 per share, payable on November 24, 2025 to shareholders of record on November 7, 2025.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2025 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Wednesday, October 29, 2025 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-549-8228 or 289-819-1520. Please use the conference identification number 16464.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 888-660-6264 or 289-819-1325. Please use the playback passcode 16464#. The telephone replay will be available approximately two hours after the end of the call and continue through November 29, 2025.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, the impact on demand, pricing and product costs resulting from tariffs, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
Robin Zondervan
Vice President, Investor Relations and FP&A
313.792.5500
MascoInvestorRelations@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2025 and 2024
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$1,917	$1,983	$5,769	$6,000
Cost of sales	1,261	1,258	3,696	3,805
Gross profit	656	725	2,073	2,195

Selling, general and administrative expenses	353	368	1,072	1,123
Operating profit	303	357	1,001	1,073

Other income (expense), net:
Interest expense	(25)	(25)	(77)	(75)
Other, net	(2)	(85)	(16)	(95)
	(27)	(109)	(93)	(170)
Income before income taxes	276	248	908	903

Income tax expense	76	68	226	222
Net income	200	180	682	681

Less: Net income attributable to noncontrolling interest	11	13	36	41
Net income attributable to Masco Corporation	$189	$167	$645	$640

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.90	$0.77	$3.06	$2.91

Average diluted common shares outstanding	209	218	211	220

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2025 and 2024
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,917	$1,983	$5,769	$6,000

Gross profit, as reported	$656	$725	$2,073	$2,195
Rationalization charges	7	2	10	6
Gross profit, as adjusted	$663	$727	$2,082	$2,202

Gross margin, as reported	34.2%	36.6%	35.9%	36.6%
Gross margin, as adjusted	34.6%	36.7%	36.1%	36.7%

Selling, general and administrative expenses, as reported	$353	$368	$1,072	$1,123
Rationalization charges	2	—	3	1
Selling, general and administrative expenses, as adjusted	$352	$368	$1,069	$1,121

Selling, general and administrative expenses as a percent of net sales, as reported	18.4%	18.6%	18.6%	18.7%
Selling, general and administrative expenses as a percent of net sales, as adjusted	18.4%	18.6%	18.5%	18.7%

Operating profit, as reported	$303	$357	$1,001	$1,073
Rationalization charges	8	2	12	8
Operating profit, as adjusted	$312	$360	$1,013	$1,081

Operating margin, as reported	15.8%	18.0%	17.4%	17.9%
Operating margin, as adjusted	16.3%	18.2%	17.6%	18.0%

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2025 and 2024
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income Per Common Share Reconciliations

Income before income taxes, as reported	$276	$248	$908	$903
Rationalization charges	8	2	12	8
Loss on sale of business (1)	—	81	—	81
Realized (gains) losses from private equity funds, net	—	(1)	5	(1)
Income before income taxes, as adjusted	284	330	925	990
Tax at 24.5% rate	(70)	(81)	(227)	(243)
Less: Net income attributable to noncontrolling interest	11	13	36	41
Net income, as adjusted	$204	$236	$662	$706

Net income per common share, as adjusted	$0.97	$1.08	$3.14	$3.21

Average diluted common shares outstanding	209	218	211	220
(1) Represents the preliminary loss for the three and nine months ended September 30, 2024 from the sale of our Kichler Lighting business.

Outlook for the Year Ended December 31, 2025

	Year Ended December 31, 2025
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.84	$3.89
Rationalization charges	0.04	0.04
Realized losses from private equity funds, net	0.02	0.02
Net income per common share, as adjusted	$3.90	$3.95

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2025 and December 31, 2024
(dollars in millions)

	September 30, 2025	December 31, 2024
Balance Sheet
Assets
Current assets:
Cash and cash investments	$559	$634
Receivables	1,181	1,035
Inventories	1,069	938
Prepaid expenses and other	150	123
Total current assets	2,959	2,730

Property and equipment, net	1,181	1,116
Goodwill	622	597
Other intangible assets, net	213	220
Operating lease right-of-use assets	239	231
Other assets	98	123
Total assets	$5,311	$5,016

Liabilities
Current liabilities:
Accounts payable	$842	$789
Notes payable	2	3
Accrued liabilities	732	767
Total current liabilities	1,576	1,560

Long-term debt	2,945	2,945
Noncurrent operating lease liabilities	226	223
Other liabilities	396	342
Total liabilities	5,143	5,069

Equity	168	(53)
Total liabilities and equity	$5,311	$5,016

	As of September 30,
	2025	2024
Other Financial Data
Working capital days
Receivable days	53	50
Inventory days	84	78
Payable days	69	70
Working capital	$1,408	$1,291
Working capital as a % of sales (LTM)	18.5%	16.4%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2025 and 2024

(dollars in millions)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$896	$957
Working capital changes	(292)	(288)
Net cash from operating activities	604	668

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(354)	(482)
Excise tax paid on the purchase of Company common stock	(6)	—
Cash dividends paid	(197)	(191)
Purchase of redeemable noncontrolling interest	—	(15)
Dividends paid to noncontrolling interest	(30)	(25)
Proceeds from the exercise of stock options	6	76
Employee withholding taxes paid on stock-based compensation	(10)	(34)
Decrease in debt, net	(1)	(2)
Net cash for financing activities	(592)	(673)

Cash Flows From (For) Investing Activities:
Capital expenditures	(109)	(112)
Acquisition of business	—	(4)
Proceeds from disposition of business, net of cash disposed	—	131
Other, net	(2)	(3)
Net cash (for) from investing activities	(111)	12

Effect of exchange rate changes on cash and cash investments	23	5

Cash and Cash Investments:
(Decrease) increase for the period	(75)	12
At January 1	634	634
At September 30	$559	$646

	As of September 30,
	2025	2024
Liquidity
Cash and cash investments	$559	$646
Revolver availability	1,000	1,000
Total Liquidity	$1,559	$1,646

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2025 and 2024
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Plumbing Products
Net sales	$1,247	$1,219	2%	$3,744	$3,665	2%
Operating profit, as reported	$196	$240		$688	$713
Operating margin, as reported	15.7%	19.7%		18.4%	19.5%
Rationalization charges	8	2		11	7
Operating profit, as adjusted	204	242		700	720
Operating margin, as adjusted	16.4%	19.9%		18.7%	19.6%
Depreciation and amortization	29	26		81	80
EBITDA, as adjusted	$232	$269		$780	$799

Decorative Architectural Products
Net sales	$670	$764	(12)%	$2,025	$2,336	(13)%
Operating profit, as reported	$128	$138		$381	$436
Operating margin, as reported	19.1%	18.1%		18.8%	18.7%
Rationalization charges	1	—		1	1
Operating profit, as adjusted	128	138		381	437
Operating margin, as adjusted	19.1%	18.1%		18.8%	18.7%
Depreciation and amortization	8	9		22	28
EBITDA, as adjusted	$136	$147		$404	$465

Total
Net sales	$1,917	$1,983	(3)%	$5,769	$6,000	(4)%
Operating profit, as reported - segment	$324	$378		$1,068	$1,149
General corporate expense, net	(20)	(21)		(68)	(76)
Operating profit, as reported	303	357		1,001	1,073
Operating margin, as reported	15.8%	18.0%		17.4%	17.9%
Rationalization charges - segment	8	2		12	8
Operating profit, as adjusted	312	360		1,013	1,081
Operating margin, as adjusted	16.3%	18.2%		17.6%	18.0%
Depreciation and amortization - segment	36	36		103	108
Depreciation and amortization - other	2	2		6	5
EBITDA, as adjusted	$349	$397		$1,121	$1,194

Historical information is available on our website.
Amounts may not add due to rounding.